                                                                    EXHIBIT 28.3


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20459

                                   FORM 11-K


         [ X ]   ANNUAL REPORT PURSUANT TO SECTION 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934
                        (FEE REQUIRED)

                 FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995

         [   ]   TRANSITION REPORT PURSUANT TO SECTION
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 FOR THE TRANSITION PERIOD FROM ______ TO ______

                         COMMISSION FILE NUMBER 1-5858

                               UNIVAR CORPORATION
                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

                             ----------------------



                               UNIVAR CORPORATION

            -------------------------------------------------------


                                 P.O. Box 34325
                         Seattle, Washington 98124-1325

                  -------------------------------------------

ITEM 1.  FINANCIAL STATEMENTS

         See attached financial statements. Reference is made to Form S-8, Registration Statement, File No. 33-34511 for a description of the Plan.


SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

         UNIVAR CORPORATION
         UNI$AVER TAX SAVINGS INVESTMENT PLAN




Date: May 26, 1995                        By: /s/ Gary E. Pruitt
      ------------------------                --------------------------------
                                          Gary E. Pruitt
                                          Vice President - Finance & Treasurer
                                          Chairman of Administrative Committee

         UNIVAR CORPORATION UNI$AVER TAX SAVINGS
           INVESTMENT PLAN
           (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)

         FINANCIAL STATEMENTS
         AS OF DECEMBER 31, 1994 AND 1993
         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Administrative Committee of the
Univar Corporation Uni$aver Tax
Savings Investment Plan:

We have audited the accompanying statements of net assets available for plan benefits of the Univar Corporation Uni$aver Tax Savings Investment Plan as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in its net assets available for benefits for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Seattle, Washington,
  May 5, 1995

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN
   STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
                        AS OF DECEMBER 31, 1994 AND 1993

                               UNIVAR CORPORATION

                                                                   December 31, 1994
                                ----------------------------------------------------------------------------------
                                                                                                           Non
                                                                                                       Participant
                                                          Participant Directed                          Directed
                                --------------------------------------------------------------------   -----------
                                 Company     Fixed Income                                                Company
                                Stock Fund       Fund       Equity Fund   Balanced Fund   Loan Fund    Stock Fund       Total
                                ----------   ------------   -----------   -------------   ----------   ----------    -----------
CASH AND CASH EQUIVALENTS:
  Noninterest bearing cash      $   77,478   $         -    $         -    $        -     $        -   $    94,047   $   171,525

  Interest bearing cash             54,109     2,718,993      7,237,044       567,759              -        65,681    10,643,586

INVESTMENTS, at fair value
  Univar Corporation common
   stock                         5,854,383             -              -             -              -     7,106,395    12,960,778
  Common stock                           -             -      6,259,680       920,103              -             -     7,179,783
  Participant loans
   receivable                            -             -              -             -      1,420,655             -     1,420,655

INVESTMENTS, at contract
  value
  Guaranteed investment
   contracts with insurance
   companies                             -    11,994,849              -             -              -             -    11,994,849

RECEIVABLES:
  Employer's contributions               -        10,967              -             -              -       119,238       130,205
  Participants' contributions       69,560        96,679        159,278        25,301              -             -       350,818
  Interest and dividends                 -             -         14,877           875              -             -        15,752

PENDING INTERFUND TRANSFERS          9,189       (37,899)       (15,924)       21,124         12,355        11,155             -

ACCRUED PLAN EXPENSES
     AND OTHER                     (15,092)      (23,788)       (26,837)       (2,747)             -       (18,319)      (86,783)
                                ----------   -----------    -----------    ----------     ----------    ----------   -----------
       Net assets available
         for plan benefits      $6,049,627   $14,759,801    $13,628,118    $1,532,415     $1,433,010    $7,378,197   $44,781,168
                                ==========   ===========    ===========    ==========     ==========    ==========   ===========


        The accompanying notes are an integral part of these statements.

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

   STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION

                        AS OF DECEMBER 31, 1994 AND 1993

                                                                      December 31, 1993
                                     ---------------------------------------------------------------------------------
                                                                                                               Non
                                                                                                           Participant
                                                              Participant Directed                           Directed
                                     ---------------------------------------------------------------------------------
                                       Company     Fixed Income                                              Company
                                     Stock Fund       Fund        Equity Fund   Balanced Fund   Loan Fund   Stock Fund     Total
                                     ----------    ------------   -----------   -------------   ---------   ----------  -----------
CASH AND CASH EQUIVALENTS:
  Noninterest bearing cash           $      287    $         -    $    63,086    $        -     $      -    $      394  $    63,767
  Interest bearing cash                  23,357        908,551      1,177,960       618,654            -        32,084    2,760,606

INVESTMENTS, at fair value
    Univar Corporation common
      stock                           3,683,031              -              -             -            -     5,059,032    8,742,063
    Common stock                              -              -     14,821,182     1,245,425            -             -   16,066,607
    Participant loans receivable              -              -              -             -      669,033             -      669,033

INVESTMENTS, at contract value
  Guaranteed investment contracts
    with insurance companies                  -     12,901,005              -             -            -             -   12,901,005

RECEIVABLES:
  Employer's contributions                    -          6,267              -             -            -       108,944      115,211
  Participants' contributions            79,313        109,354        203,380        36,711            -             -      428,758
  Interest and dividends                      -          1,513         15,418         7,096            -             -       24,027

PENDING INTERFUND TRANSFERS             (53,534)      (451,213)       328,526       249,756            -       (73,535)           -

ACCRUED PLAN EXPENSES
   AND OTHER                             (6,204)       (13,952)       (29,799)      (15,063)           -        (8,523)     (73,541)
                                     ----------    -----------    -----------    ----------     --------    ----------  -----------
       Net assets available
          for plan benefits          $3,726,250    $13,461,525    $16,579,753    $2,142,579     $669,033    $5,118,396  $41,697,536
                                     ==========    ===========    ===========    ==========     ========    ==========  ===========

        The accompanying notes are an integral part of these statements.

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

               STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
                      PLAN BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                                              Non
                                                                                                           Participant
                                                           Participant Directed                             Directed
                                     --------------------------------------------------------------------- ----------
                                       Company    Fixed Income     Equity         Balanced       Loan        Company
                                     Stock Fund       Fund          Fund            Fund         Fund      Stock Fund     Total
                                     ----------   ------------   -----------     ----------   ----------   ----------  -----------
NET INVESTMENT INCOME (LOSS):
  Unrealized appreciation
   (depreciation) of investments
   (Note 3)                          $  880,073    $         -   $  (675,499)    $   45,882   $        -   $1,126,477  $ 1,376,933
  Interest                                6,505        886,368        56,454         46,226       49,552        8,327    1,053,432
  Dividends                             107,307              -       235,702          8,184            -      137,351      488,544
  Gain (loss) on sale of
   investments                           (4,065)             -       259,318       (142,976)           -       (5,203)     107,074
                                    -----------    -----------   -----------     ----------   ----------   ----------  -----------
Total net investment income
  (loss)                                989,820        886,368      (124,025)       (42,684)      49,552    1,266,952    3,025,983

CONTRIBUTIONS TO THE PLAN
  (Note 1):
    Participants'                       455,706      1,156,614     2,316,682        396,851            -            -    4,325,853
    Employer's                                -        163,488             -              -            -    1,640,454    1,803,942
                                    -----------      ---------   -----------      ---------     --------   ----------  -----------
Increase in net assets                1,445,526      2,206,470     2,192,657        354,167       49,552    2,907,406    9,155,778

DISTRIBUTIONS TO PARTICIPANTS
  (Note 4)                             (476,042)    (2,011,510)   (2,298,128)      (195,088)     (34,908)    (609,333)  (5,625,009)

NET INTERFUND TRANSFERS               1,389,887      1,232,672    (2,655,979)      (723,712)     749,333        7,799            -

PLAN EXPENSES                           (35,994)      (129,356)     (190,185)       (45,531)           -      (46,071)    (447,137)
                                     ----------    -----------   -----------     ----------   ----------   ----------  -----------
INCREASE (DECREASE) IN
  NET ASSETS                          2,323,377      1,298,276    (2,951,635)      (610,164)     763,977    2,259,801    3,083,632

NET ASSETS, beginning of year         3,726,250     13,461,525    16,579,753      2,142,579      669,033    5,118,396   41,697,536
                                     ----------    -----------   -----------     ----------   ----------   ----------  -----------
NET ASSETS, end of year              $6,049,627    $14,759,801   $13,628,118     $1,532,415   $1,433,010   $7,378,197  $44,781,168
                                     ==========    ===========   ===========     ==========   ==========   ==========  ===========

         The accompanying notes are an integral part of this statement.

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994


1.  DESCRIPTION OF THE PLAN:

The Univar Corporation Uni$aver Tax Savings Investment Plan (the Plan) is a contributory, defined contribution investment plan for all salaried personnel after 30 days of employment. Union employees are also eligible, provided the union also participates in Univar Corporation's (Univar) health insurance and pension plans. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The following description of the Plan is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

Employees may contribute from 2% to 16% of their compensation to the Plan up to annual limits as defined by the Plan. Effective January 1, 1993, Univar contributes 50% of the first 6% of each employee's contributions, which is the equivalent of 3% of the employee's gross income. Employee contributions vest immediately, whereas Univar contributions vest at the rate of 20% per year based on continuous years of service. Forfeitures are used to offset future employer contributions.

Employee contributions to the Plan are invested at the direction of the participants in any of the following four funds: the Company Stock Fund, the Fixed Income Fund, the Equity Fund and the Balanced Fund (collectively, the Funds). The number of active participants in each fund as of December 31, 1994, is 1,522, 990, 1,220 and 346, respectively. All employer contributions are placed solely in the Company Stock Fund, although participants age 50 or older have a one-time election to have their employer contributions placed in the Fixed Income Fund.

Effective October 1, 1993, the Plan allows participants to borrow from the vested portion of their employee contribution accounts, up to the lower of 50% of the balance of those accounts or $50,000. All loans have five-year repayment terms with interest rates ranging from 6% to 8.5%.

Trustee and administrative fees are paid by the Plan.

Upon termination of service due to death, disability or retirement, a participant may elect to begin receiving benefit payments, leave the funds invested in the Plan or roll their funds into another qualified plan.

Individual accounts are maintained for each of the Plan's participant's share of the Plan's income, the employer's contribution and the participant's contribution. Allocations of income and plan expenses are based on the participant account balances as defined by the Plan.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Plan uses the accrual basis of accounting. Under a trust agreement, Wells Fargo Bank, N.A. was appointed trustee for the Plan. The Plan is administered by the employee benefits committee which is appointed by Univar's board of directors. Interest income is recorded as earned.

Fair Value of Investments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

         Cash Equivalents - These are stated at cost which approximates market value.

         Equity Securities - See Note 3.

         Guaranteed Investment Contracts- The Plan's administrator has determined that it is not practicable to estimate the fair value of the Plan's guaranteed investment contracts given the absence of a market for the trading of existing contracts. Information pertinent to the value of the guaranteed investment contracts, as of December 31, 1994, is as follows:

                        Issuer                      Percent of Fund           Rate         Maturity
                        ------                      ---------------          -----         --------
         Confederation Life                              12.2%               9.18%         3/30/95
         Hartford Life                                   17.5%               6.58%         3/31/99
         New York Life Insurance Co.                     34.3%               8.38%         9/30/96
         Principal Mutual Life                           13.2%               5.63%         9/30/98
         Provident Life and Accident
                 Insurance                               22.8%               5.40%         3/31/98
                                                        ------
                                                        100.0%
                                                        ======

Confederation Life has been seized by the Canadian government. The contract value recorded by the Plan at December 31, 1994, was $1,463,372, which has not been received as of the contract maturity date, March 30, 1995, or as of the date of issue of these financial statements. According to an agreement between the Plan and Univar, at the time the Confederation Life investment contract is settled, if the Plan realizes less than full contract value, Univar has agreed to pay to the Plan an amount equal to contract value less any amounts received from Confederation Life. This guaranteed investment contract is not currently accruing interest.

3.  INVESTMENTS:

The Funds' assets are valued by the trustee (Wells Fargo Bank, N.A.) using the closing price of the investments on the last business day of the reporting period. A summary of unrealized appreciation (depreciation) is as follows:


                      Company         Fixed
                       Stock         Income          Equity         Balanced        Loan
                       Fund           Fund            Fund            Fund          Fund             Total
                    ----------        -----        ----------       --------        -----          ----------
Unrealized
  appreciation
  December 31,
  1993              $1,500,658        $  --        $1,387,046       $ 41,291        $  --          $2,928,995

Net increase
  (decrease)
  during the
  year               2,006,550           --         (675,499)         45,882           --           1,376,933
                    ----------        -----        ----------        -------        -----          ----------
Unrealized
  appreciation
  December 31,
  1994              $3,507,208        $  --        $  711,547        $87,173        $  --          $4,305,928
                    ==========        =====        ==========        =======        =====          ==========

Individual investments that represent 5% or more of the net assets available for plan benefits as of December 31, 1994 and 1993, are listed as follows:

                                                       Number of
                                                       Shares or          Current
                                                    Principle Value        Value
                                                    ---------------     -----------
1994:
- -----
  Wells Fargo Bank Money Market Fund                   10,643,586       $10,643,586
  Univar Corporation Common Stock                         942,602        12,960,778
  Hartford Life, GIC #GA-9906, 6.58%,
    due March 31, 1999                                  2,098,001         2,098,001
  New York Life Insurance Co., GIC #GA-06108,
    8.38%, due September 30, 1996                       4,113,740         4,113,740
  Provident Life & Accident Insurance,
    GIC #627-05496, 5.4%, due March 31, 1998            2,729,556         2,729,556

1993:
- -----
  Wells Fargo Bank Money Market Fund                    2,360,606         2,360,606
  Univar Corporation Common Stock                         768,533         8,742,063
  New York Life Insurance Co., GIC #GA-06108,
    8.38%, due September 30, 1996                       3,795,663         3,795,663
  Provident Life & Accident Insurance,
    GIC #627-05496, 5.4%, due March 31, 1998            2,589,712         2,589,712

4.  DISTRIBUTIONS TO PARTICIPANTS:

Participants are entitled to their vested benefits upon termination from the Plan. At the end of each plan year, unvested contributions are forfeited for all terminated employees and are used to reduce future employer contributions; however, if a participant re-enters the Plan within five years subsequent to termination, and if the participant repays within that same period the exact amount of benefits received attributable to employer contributions, the amount of any unvested benefits at the participant's original termination date is contributed to their account. At December 31, 1994 and 1993, there were $21,555 and $14,592 of unvested contributions related to terminated employees, respectively.

5.  FEDERAL INCOME TAXES:

The Plan was amended on January 1, 1993, to incorporate the changes discussed in Note 1. Although no determination letter has been received from the Internal Revenue Service (IRS) regarding the most recent amendment, Univar's management and the Plan's third-party administrator believe that the Plan, as amended and operated, is in compliance with the applicable requirements of the Internal Revenue Code for tax-exempt status. Prior to the most recent amendment, the Plan had received a favorable IRS determination letter and has been exempt from federal income taxes. Accordingly, no provision for income taxes has been made.

6.  PLAN TERMINATION:

Although it has not expressed any intent to do so, Univar has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination or partial termination, participants will have a nonforfeitable interest in the vested portion of their account balance.

7.  BENEFITS PAYABLE:

In accordance with generally accepted accounting principles for employee benefit plans, the Plan classifies benefits owed to vested, terminated participants as a component of net assets available for plan benefits rather than as a liability. A summary of these amounts is as follows:

                       Company         Fixed
                        Stock          Income          Equity       Balanced       Loan
                        Fund            Fund            Fund          Fund         Fund         Total
                      --------       ----------       --------      --------       ----       ----------
December 31, 1993     $ 94,712       $   80,459       $136,697       $ 6,421        $ -       $  318,289
December 31, 1994      380,495        1,310,140        666,953        17,981          -        2,375,569


These benefits payable are classified as a liability in the Plan's Form 5500 filed with the Internal Revenue Service and the Department of Labor. The following table reconciles the accompanying financial statements to the Form 5500:

                                        Net                                    Net
                                 Assets Available                       Assets Available
                                 for Plan Benefits       1994           for Plan Benefits
                                 December 31, 1994      Benefits        December 31, 1993
                                 -----------------    -----------       -----------------
Company Stock Fund:
  As reported in Form 5500          $13,047,329        $1,371,158         $ 8,749,934
  1993 benefits payable                    -               94,712              94,712
  1994 benefits payable                 380,495         (380,495)                -
                                    -----------        ----------         -----------
  As reported in the
    accompanying financial
    statements                       13,427,824         1,085,375           8,844,646
                                    -----------        ----------         -----------
Fixed Income Fund:
  As reported in Form 5500           13,449,661         3,241,191          13,381,066
  1993 benefits payable                    -               80,459              80,459
  1994 benefits payable               1,310,140        (1,310,140)               -
                                    -----------        ----------         -----------
  As reported in the
    accompanying financial
    statements                       14,759,801         2,011,510          13,461,525
                                    -----------        ----------         -----------
Equity Fund:
  As reported in Form 5500           12,961,165         2,828,384          16,443,056
  1993 benefits payable                    -              136,697             136,697
  1994 benefits payable                 666,953          (666,953)               -
                                    -----------        ----------         -----------
  As reported in the
    accompanying financial
    statements                       13,628,118         2,298,128          16,579,753
                                    -----------        ----------        ------------

                                          Net                                 Net
                                   Assets Available                    Assets Available
                                   for Plan Benefits      1994         for Plan Benefits
                                   December 31, 1994    Benefits       December 31, 1993
                                   -----------------  -----------      -----------------
Balanced Fund:
  As reported in Form 5500           $ 1,514,434      $   206,648        $ 2,136,158
  1993 benefits payable                        -            6,421              6,421
  1994 benefits payable                   17,981          (17,981)                 -
                                     -----------      -----------        -----------
  As reported in the
    accompanying financial
    statements                         1,532,415          195,088          2,142,579
                                     -----------      -----------        -----------
Loan Fund:
  As reported in Form 5500             1,433,010           34,908            669,033
                                     -----------      -----------        -----------
  As reported in the
    accompanying financial
    statements                         1,433,010           34,908            669,033
                                     -----------      -----------        -----------
Total
  As reported in Form 5500            42,405,599        7,682,289         41,379,247
  1993 benefits payable                        -          318,289            318,289
  1994 benefits payable                2,375,569       (2,375,569)                 -
                                     -----------      -----------        -----------
  As reported in the
    accompanying financial
    statements                       $44,781,168      $ 5,625,009        $41,697,536
                                     ===========      ===========        ===========

8.  RECLASSIFICATIONS:

Certain reclassifications have been made to conform the 1993 financial statements to the 1994 presentation format.

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN
                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)

                                    ITEM 27a

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1994


                               Number of
                               Shares or        Company Stock Fund             Fixed Income Fund                 Equity Fund
                               Principal    ---------------------------   ---------------------------   ---------------------------
Issuer Description              Amount          Cost      Current Value      Cost       Current Value      Cost       Current Value
- ------------------            ----------    -----------   -------------   -----------   -------------   -----------   -------------
Cash, noninterest bearing        171,525    $   171,525    $   171,525    $         -    $         -    $         -    $         -
*Wells Fargo Bank Money
  Market Fund                 10,643,590        119,790        119,790      2,718,993      2,718,993      7,237,044      7,237,044
                              ----------    -----------    -----------    -----------    -----------    -----------    -----------
Total cash and cash
  equivalents                                   291,315        291,315      2,718,993      2,718,993      7,237,044      7,237,044

*Univar Corp. Common Stock       942,602     10,337,336     12,960,778              -              -              -              -

Various Common Stock (see
  Schedule 1 - Exhibit 1)        178,066              -              -              -              -      5,548,135      6,259,680

Various Certificates of
  Annuity (see Schedule
  1 - Exhibit 2)              11,994,849              -              -     11,994,849     11,994,849              -              -
                                            -----------    -----------    -----------    -----------    -----------    -----------
Total investments                            10,628,651     13,252,093     14,713,842     14,713,842     12,785,179     13,496,724

Participants loans                                    -              -              -              -              -              -
                                            -----------    -----------    -----------    -----------    -----------    -----------
                                            $10,628,651    $13,252,093    $14,713,842    $14,713,842    $12,785,179    $13,496,724
                                            ===========    ===========    ===========    ===========    ===========    ===========

*Indicates a party-in-interest

         The accompanying notes are an integral part of this schedule.

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN
                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)

                                    ITEM 27a

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1994


                                       Balanced Fund                  Loan Fund                      Total
                                ---------------------------   --------------------------  ----------------------------
Issuer Description                 Cost       Current Value      Cost      Current Value      Cost       Current Value
- ------------------              ----------    -------------   ----------   -------------  -----------    -------------
Cash, noninterest bearing       $     --       $     --       $     --       $     --     $   171,525     $   171,525
*Wells Fargo Bank Money
  Market Fund                      567,759        567,759           --             --      10,643,586      10,643,586
                                ----------     ----------     ----------    ----------    -----------     -----------
       Total cash and cash
         investments               567,759        567,759           --             --      10,815,111      10,815,111

*Univar Corp. Common Stock            --             --             --             --      10,337,336      12,960,778

Various Common Stock (see
  Schedule 1 - Exhibit 1)          832,931        920,103           --             --       6,381,066       7,179,783

Various Certificates of
  Annuity (see Schedule 1 -
  Exhibit 2)                          --             --             --             --      11,994,849      11,994,849
                                ----------     ----------     ----------    ----------    -----------     -----------
       Total investments         1,400,690      1,487,862           --             --      39,528,362      42,950,521

Participants loans                    --             --         1,420,65      1,420,65      1,420,655       1,420,655
                                ----------     ----------     ----------    ----------    -----------     -----------
                                $1,400,690     $1,487,862     $1,420,655    $1,420,655    $40,949,017     $44,371,176
                                ==========     ==========     ==========    ==========    ===========     ===========

*Indicates a party-in-interest.

         The accompanying notes are an integral part of this schedule.

                                                          SCHEDULE 1 - EXHIBIT 1
                                                                     Page 1 of 3


                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)


                                  COMMON STOCK

                               DECEMBER 31, 1994


                                                                    Per Share    Total
                                                          Total       Market     Market
          Issuer                         Shares            Cost       Value      Value
          ------                         ------          --------   ---------   --------
Airtouch Communications, Inc.             2,900          $ 67,473    $29.125    $ 84,463
Analog Devices, Inc.                      2,600            74,934     35.125      91,325
Applied Matls, Inc.                       2,200            71,182     42.250      92,950
Automatic Data Processing, Inc.           2,550           138,842     58.500     149,175
Autozone, Inc.                            8,600           189,056     24.250     208,550
Browning Ferris Ind., Inc.                2,900            84,148     28.375      82,288
Cabletron Systems, Inc.                   1,450            56,868     46.500      67,425
Capital Cities ABC, Inc.                  4,300           312,035     85.250     366,575
Cardinal Health, Inc.                     1,700            68,850     46.375      78,838
Compaq Computer, Corp.                    3,800           124,561     39.500     150,100
Computer Sciences                         1,300            55,965     51.000      66,300
Compuware, Corp.                          2,300            94,625     36.000      82,800
Enron, Corp                               9,700           286,965     30.500     295,850
Federal Home Ln Mtg., Corp                1,400            81,737     50.500      70,700
Federal Nt'l Mtg. Assn                    3,700           298,616     72.875     269,638
First Data, Corp                          4,400           168,779     47.375     208,450
First Fin'l. Management, Corp.            1,600            91,887     61.625      98,600
First USA, Inc.                           3,300           112,365     32.875     108,488
General Instr., Corp New                  1,800            46,443     30.000      54,000
GFC Fin'l. Management, Corp.              1,700            57,321     31.750      53,975
Gillette Company                          1,400           102,254     74.875     104,825
Harley Davidson, Inc.                     2,200            54,930     28.000      61,600
Hewlett Packard Company                   1,800           160,800     99.875     179,775

         The accompanying notes are an integral part of this schedule.

                                                          SCHEDULE 1 - EXHIBIT 1
                                                                     Page 2 of 3


                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)


                                  COMMON STOCK

                               DECEMBER 31, 1994


                                                                Per Share   Total
                                                     Total        Market    Market
          Issuer                         Shares       Cost        Value     Value
          ------                         ------    ----------   ---------  --------
Home Depot, Inc.                          8,566    $  397,001    $46.000   $  394,036
Humana, Inc.                              4,500        92,537     22.625      101,812
Kohls Corp.                               1,700        86,608     39.750       67,575
Lowes Company                             3,200       114,321     34.750      111,200
Manpower, Inc. WIS                        2,400        62,018     28.125       67,500
MBNA Corp.                                8,550       183,302     23.375      199,856
Medtronic, Inc.                             800        39,579     55.625       44,500
MGIC Invt. Corp. WIS                      2,800        87,578     33.125       92,750
Microsoft Corp.                           7,800       349,503     61.125      476,775
Motorola, Inc.                           10,900       411,908     58.000      632,200
Office Depot, Inc.                        5,550       125,636     23.531      130,597
Oracle Sys., Corp.                        6,500       189,818     44.125      286,812
Pittston Services Group                   2,200        60,777     26.250       57,750
Sensormatic Electrs., Corp.               3,700       104,745     36.000      133,200
U.S. Healthcare, Inc.                     8,250       298,660     41.250      340,312
United Healthcare, Corp.                  7,300       248,459     45.125      329,412
WalMart Stores, Inc.                     11,600       344,867     21.250      246,500
                                        -------    ----------              ----------
      Total Domestic Common Stock       165,916    $5,997,953              $6,739,477
                                        =======    ==========              ==========

         The accompanying notes are an integral part of this schedule.

                                                          SCHEDULE 1 - EXHIBIT 1
                                                                     Page 3 of 3

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)


                                 FOREIGN STOCKS

                               DECEMBER 31, 1994


                                                            Per Share     Total
                                                 Total       Market       Market
            Issuer                   Shares       Cost        Value       Value
            ------                   -------   ----------   ---------   ----------
Ericson Lm. Tel. ADR CLB Sekio         5,100   $  253,870    $55.125    $  281,137
Hong Kong Telecommunications ADR       3,750       55,269     19.125        71,719
Loewen Group, Inc.                     3,300       73,974     26.500        87,450
                                     -------   ----------               ----------
         Total Foreign Common
              Stocks                  12,150   $  383,113               $  440,306
                                     -------   ----------               ----------
         Total Common Stocks         178,066   $6,381,066               $7,179,783
                                     =======   ==========               ==========

         The accompanying notes are an integral part of this schedule.

                                                          SCHEDULE 1 - EXHIBIT 2

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN

                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)


                            CERTIFICATES OF ANNUITY

                               DECEMBER 31, 1994


             Issuer                                                 Contract
          Description                                  Cost          Value
          -----------                              -----------    -----------
Confederation Life, GIC #62127
  9.18%, due 3/30/95                               $ 1,462,908    $ 1,462,908

Hartford Life, GIC #GA-9906
  6.58%, due 3/31/99                                 2,098,001      2,098,001

New York Life Insurance Co.
  GIC #GA-06108
  8.38%, due 9/30/96                                 4,113,740      4,113,740

Principal Mutual Life
  GIC #4-10581
  5.63%, due 9/30/98                                 1,590,644      1,590,644

Provident Life and Accident Insurance
  GIC #627-05496
  5.4%, due 3/31/98                                  2,729,556      2,729,556
                                                   -----------    -----------
                                                   $11,994,849    $11,994,849
                                                   ===========    ===========

         The accompanying notes are an integral part of this schedule.

                                                                      SCHEDULE 2

                               UNIVAR CORPORATION

                      UNI$AVER TAX SAVINGS INVESTMENT PLAN
                  (TAX ID NUMBER 91-0816142, PLAN NUMBER 002)

                                    ITEM 27d

                      SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                                          Number of     Total     Number of     Total         Gain
        Issuer                   Description              Purchases   Purchases     Sales       Sales        on Sales
        ------                   -----------              ---------   ---------   ---------  ------------    --------
Individual transactions in excess of 5 percent of plan assets at January 1, 1994:
- ---------------------------------------------------------------------------------
*Wells Fargo Bank          Money Market Fund                    1    $ 6,549,349       -      $         -      $    -

Series of transactions in excess of 5 percent of plan assets at January 1, 1994:
- --------------------------------------------------------------------------------
*Univar Corporation        Common Stock                        74      3,000,789      23          712,392       9,267
Hartford Life              GIC #GA-9906, 6.58%, due 3/31/99    10      2,098,001
*Wells Fargo Bank          Money Market Fund                  434     37,303,514     442       22,338,305           -

*Indicates a party-in-interest.

         The accompanying notes are an integral part of this schedule.